Exhibit 99.1

NEWS RELEASE	For Immediate Release Investor Contact: Jeanne Hess 860-263-4730 jeanne.hess@virtus.com Media Contact: Joe Fazzino 860-263-4725 joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For the Fourth Quarter and Full Year of 2014

-	Operating Income, as Adjusted, Increases 11 Percent to $42.7 Million in Fourth Quarter and 24 Percent to $162.8 Million for Full Year; Operating Income Increases to $36.7 Million in Fourth Quarter and $130.7 Million for Full Year

-	Earnings per Diluted Share of $2.05 in Fourth Quarter; Full-Year Earnings per Diluted Share Increase 18 Percent to $10.51

-	Total Sales of $3.4 Billion in Fourth Quarter and $15.2 Billion for Full Year; Net Flows of $(2.2) Billion in Fourth Quarter and $(1.2) Billion for Full Year

-	Total Assets Under Management, Excluding Money Market Assets, Increase to $56.7 Billion at December 31, 2014

Hartford, CT, January 29, 2015 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported growth in operating income, as adjusted, in the fourth quarter and the full year of 2014 compared with the prior-year periods, primarily as a result of higher revenues from higher average assets under management.

Operating income, as adjusted, was $42.7 million for the quarter ended December 31, 2014, an increase of 11 percent from $38.3 million in the fourth quarter of 2013 and a decrease of 5 percent from $44.8 million in the third quarter of 2014. The related margin was 50 percent, compared with 48 percent and 51 percent for the respective prior quarters. Operating income, as adjusted, was $162.8 million for the full year, a 24 percent increase from $131.0 million in 2013; the related margin increased to 48 percent from 45 percent.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

Operating income for the fourth quarter of 2014 was $36.7 million, an 8 percent increase from $33.9 million in the fourth quarter of 2013. The related margin was 33 percent compared with 32 percent for the prior-year quarter. For the full year, operating income increased 15 percent to $130.7 million from $113.5 million in 2013 and the related margin was unchanged at 29 percent.

Net income attributable to common stockholders was $18.9 million or $2.05 per fully diluted common share for the fourth quarter of 2014, compared with $24.8 million or $2.65 per share in the fourth quarter of 2013, and $37.3 million or $4.02 per share in the third quarter of 2014. The respective quarters included unrealized mark-to-market adjustments on marketable securities of $(0.91), $0.24, and $(0.51) per diluted share, and net income for the third quarter of 2014 included a net tax benefit of $15.5 million, or $1.67 per share, related to the resolution of uncertain tax positions. For the full year, net income attributable to common stockholders increased 30 percent to $97.7 million or $10.51 per share from $75.2 million or $8.92 per share in 2013.

Assets under management, excluding money market assets, were $56.7 billion at December 31, 2014, an increase of 1 percent from $56.2 billion at December 31, 2013.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2014	12/31/2013	Change	9/30/2014	Change	12/31/2014	12/31/2013	Change
Ending Assets Under Management (in billions)	$56.7	$57.7	(2)%	$60.9	(7)%	$56.7	$57.7	(2)%
Average Assets Under Management (in billions)	$58.5	$56.6	3%	$61.8	(5)%	$59.1	$53.0	12%
Ending Long-Term Assets Under Management (in billions) (1)	$56.7	$56.2	1%	$59.5	(5)%	$56.7	$56.2	1%
Average Long-Term Assets Under Management (in billions) (1)	$58.3	$54.9	6%	$60.4	(3)%	$58.0	$51.2	13%

Gross Sales (in millions)	$3,429.8	$4,619.7	(26)%	$3,514.3	(2)%	$15,211.6	$21,326.6	(29)%
Net Flows (in millions)	$(2,205.0)	$597.3	N/M	$492.3	N/M	$(1,204.3)	$8,081.5	N/M

Revenue	$112,137	$106,498	5%	$117,841	(5)%	$450,598	$389,215	16%
Revenue, as adjusted (2)	$85,199	$79,974	7%	$88,628	(4)%	$337,170	$291,416	16%

Operating expenses	$75,472	$72,606	4%	$78,914	(4)%	$319,878	$275,711	16%
Operating expenses, as adjusted (2)	$42,514	$41,628	2%	$43,808	(3)%	$174,330	$160,427	9%

Operating income	$36,665	$33,892	8%	$38,927	(6)%	$130,720	$113,504	15%
Operating income, as adjusted (2)	$42,685	$38,346	11%	$44,820	(5)%	$162,840	$130,989	24%

Net income	$18,411	$26,860	(31)%	$36,995	(50)%	$96,965	$77,130	26%
Net income attributable to common stockholders	$18,879	$24,756	(24)%	$37,340	(49)%	$97,700	$75,190	30%
Avg. shares outstanding - diluted (in thousands)	9,203	9,347	(2)%	9,279	(1)%	9,292	8,433	10%
Earnings per share - diluted	$2.05	$2.65	(23)%	$4.02	(49)%	$10.51	$8.92	18%

Operating margin	33%	32%		33%		29%	29%
Operating margin, as adjusted (2)	50%	48%		51%		48%	45%

(1) Represents Assets Under Management excluding cash management strategies

(2) See "Schedule of Non-GAAP Information" at the end of the release

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

Management Commentary

“Today we reported strong financial results over the prior-year periods,” said George R. Aylward, president and chief executive officer. “However, we were disappointed with the elevated mutual fund redemptions in the fourth quarter that led to our first quarter of mutual fund net outflows since 2009.”

Operating income, as adjusted, and the related margin increased for the fourth quarter and the full year compared to the prior-year periods as the company generated increased revenue on higher levels of average assets and continued to benefit from the leveragability of the business. Total assets under management ended the year at $56.7 billion, up 1% over the prior year, excluding money market assets.

“Our fourth quarter sales rate of 22 percent was consistent with the third quarter and sales continued to be diversified by asset class,” said Aylward. “Net flows in the quarter were impacted by mutual fund redemptions in domestic equity and alternative strategies, primarily in our defensive equity and long-short equity funds. The remainder of our fourth quarter sales and flows were generally in line with industry trends. Our international equity mutual funds generated positive net flows as our funds in this asset class have strong short and long-term performance. Our fixed income fund flows were slightly negative, consistent with industry trends.”

“Our strong balance sheet continues to provide significant operating flexibility. In the fourth quarter, we completed our highest quarterly level of share repurchases and increased the repurchase authorization by 500,000 shares. We ended the year with cash and investments of $52 on a per share basis, up from $44 in the prior year. For the full year, we invested $166.7 million of seed capital in new products, and returned $61.7 million of capital to shareholders, an increase of 127 percent over 2013.”

“As we look ahead, we are well-positioned with a broad array of differentiated product offerings from boutique managers that are intended to provide the building blocks of a well-diversified investment portfolio. As demonstrated by our recent announcements, we are continuing to focus on our strategy to opportunistically expand our investment capabilities. Our existing and new investment capabilities, distribution opportunities and the advantages of our business model will serve as the basis for future opportunities for growth,” concluded Aylward.

Asset Flows and Assets Under Management

Total assets under management changed from the prior periods primarily as a result of market performance, the liquidation of money market assets and net flows.

▪	Total assets under management, excluding money market assets, were $56.7 billion at December 31, 2014 compared with $56.2 billion at December 31, 2013 and $59.5 billion at September 30, 2014. The change from the prior year is primarily attributable to market appreciation partially offset by net outflows, net mutual fund distributions and the impact on assets from changes in leverage. The sequential change reflects $(2.2) billion of net flows, $(1.1) billion resulting from the impact on assets from changes in leverage and net mutual fund distributions which more than offset market appreciation of $0.4 billion.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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▪	Average assets under management were $58.5 billion at December 31, 2014 compared to $56.6 billion at December 31, 2013 and $61.8 billion at September 30, 2014.

▪	Total sales were $3.4 billion in the fourth quarter, compared with $4.6 billion in fourth quarter of 2013 and $3.5 billion in the third quarter of 2014. For the full year, sales were $15.2 billion compared with $21.3 billion in 2013. Net flows were $(2.2) billion in the fourth quarter, compared with net flows of $0.6 billion in the prior-year quarter and $0.5 billion in the third quarter of 2014.

▪	Long-term open-end mutual fund sales were $2.8 billion in the fourth quarter of 2014, compared with $4.1 billion in the fourth quarter of 2013 and $3.0 billion in the third quarter of 2014. Full-year sales of $12.7 billion compared with $19.1 billion in 2013.

▪	Mutual fund net flows were $(2.2) billion in the fourth quarter compared with $0.8 billion in the fourth quarter of 2013 and $0.7 billion in the third quarter of 2014. The current quarter net flows were primarily attributable to $(2.0) billion of net flows in domestic equity and alternative strategies. For the full year, fund net flows were $(0.5) billion compared with net flows of $8.1 billion for the full year of 2013.

▪	Institutional account sales were $310 million in the quarter, an increase of 87 percent from $165 million in the prior-year quarter, and 183 percent from $109 million in the sequential quarter, primarily related to a fixed income subadvisory mandate. Net flows were $178 million in the fourth quarter compared to net flows of $(135) million in the prior-year period and $(127) million in the prior quarter.

Revenue

The year-over-year increase in revenues primarily reflects growth in average assets.

▪	Revenues were $112.1 million in the fourth quarter, an increase of 5 percent from $106.5 million in the fourth quarter of 2013 and compared with $117.8 million in the third quarter of 2014. For the year, total revenues increased 16 percent to $450.6 million from $389.2 million, as a result of the 15 percent increase in investment management fees, as well as higher distribution and service fees and administration and transfer agent fees.

▪	Revenues, as adjusted, were $85.2 million in the fourth quarter, an increase of 7 percent from $80.0 million in the prior-year quarter and compared with $88.6 million in the sequential quarter. For the full year, revenues, as adjusted, increased 16 percent to $337.2 million from $291.4 million in 2013.

▪	Investment management fees were $75.4 million, an increase of 6 percent from $71.2 million in the fourth quarter of 2013 and compared with $79.0 million in the sequential quarter. The average fee rate in the quarter increased to 51.5 basis points from 50.0 basis points in the fourth quarter of 2013 primarily due to the liquidation of money market assets in October 2014.

▪	Administration and transfer agent fees were $14.2 million in the fourth quarter, an increase of 10 percent from $12.9 million in the prior-year quarter and compared with $14.8 million in the sequential quarter. For the full year, administration and transfer agent fees increased 16 percent to $56.0 million from $48.2 million in 2013, compared with the 18 percent increase in open-end mutual fund average assets.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

Expenses

Operating expenses increased from the prior-year periods reflecting the overall growth of the business.

▪	Total operating expenses were $75.5 million in the fourth quarter, compared with $72.6 million in the fourth quarter of 2013 and $78.9 million in the third quarter of 2014. Full-year total operating expenses were $319.9 million compared with $275.7 million in 2013. The increases from the prior-year periods reflect the growth of the business; the decrease from the sequential quarter reflects the variability of the company’s expense structure.

▪	Fourth quarter operating expenses, as adjusted, were $42.5 million, compared with $41.6 million in the fourth quarter of 2013 and $43.8 million in the third quarter of 2014. The increase over the prior-year quarter primarily reflects higher other operating expenses; the sequential quarter decrease primarily reflects lower employment expenses. Full-year operating expenses, as adjusted, were $174.3 million compared with $160.4 million in the prior year.

▪	Employment expenses were $34.1 million in the fourth quarter compared with $33.5 million in the fourth quarter of 2013 and $35.2 million in the third quarter of 2014. The increase compared to the prior-year quarter is attributable to increased staffing resulting from the growth of the business, partially offset by lower overall variable incentive compensation. For the full year, employment expenses were $139.8 million compared with $131.8 million in 2013, primarily reflecting higher staffing levels due to the growth of the business.

▪	Distribution and administration expenses were $27.5 million in the fourth quarter, compared with $26.7 million in the fourth quarter of 2013 and $29.2 million in the third quarter of 2014. For the full year, distribution and administration expenses were $123.7 million compared with $97.8 million in 2013.

▪	Other operating expenses were $11.6 million in the fourth quarter, an increase from $10.5 million in the prior-year quarter and from $11.3 million in the sequential quarter. The increase over the prior-year quarter includes higher portfolio management and marketing activities as well as system transition costs. For the full year, other operating expenses increased to $46.5 million from $38.3 million in the prior year. The increase over the prior year reflects additional costs primarily attributable to sales and marketing activities, professional fees and system transition costs.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

Investment Capabilities and Products

The company continued its expansion of its investment capabilities and products.

▪	Earlier this month, the company announced that it will provide strategies from Aviva Investors on an exclusive basis in U.S. open-end mutual funds. Aviva Investors is the global asset management business of Aviva plc that manages approximately $400 billion in assets. The first product introduced will be the Virtus Multi-Strategy Target Return Fund[1], a global tactical asset allocation fund intended to address substantial investor interest in outcome-oriented solutions. Aviva Investors’ strategy employs a contribution-to-risk approach that utilizes both quantitative risk modeling and a qualitative assessment to make portfolio allocations that reflect their view of long-term fundamental opportunities, substantial market dislocations, and opportunities to reduce overall portfolio risk.

▪	The company announced an agreement to acquire a majority interest in ETF Issuer Solutions (ETFis), which offers a platform for listing, operating and distributing exchange traded funds. The transaction will provide the company with actively managed ETF capabilities, adding to its broad product line-up. ETFis has three funds and several additional actively managed ETF strategies in registration with the Securities and Exchange Commission, including the Newfleet Multi-Sector Unconstrained Bond ETF[1].

▪	The company filed a registration statement for the Virtus Essential Resources Fund[1] which will be managed by Kleinwort Benson Investors International. The fund seeks to invest in companies providing solutions to the supply/demand imbalances for vital resources, including water, food and energy.

▪	The company also filed a registration statement with the Securities and Exchange Commission for the Virtus Fundamental Long/Short Fund[1] that will be subadvised by Sirios Capital Management, L.P. The fund will seek to invest in very liquid securities with mid to large capitalization and short stocks with deteriorating fundamentals. The fund will seek to target a net exposure within a range of 50-90 percent.

▪	The company added a share class intended to expand opportunities in the defined contribution market on 10 of its open-end mutual funds[2], including the Virtus Emerging Market Opportunities Fund and the Virtus Real Estate Securities Fund.

Balance Sheet, Liquidity and Income Taxes

Cash and investments increased to $469.5 million at December 31, 2014 from $398.4 million at December 31, 2013 and $440.8 million at September 30, 2014. Cash and investments increased $71.1 million or 18 percent over the prior year primarily as a result of cash generated by the business partially offset by share repurchases and dividend payments.

The company’s seed capital investments were $238.1 million at December 31, 2014 compared with $123.6 million at December 30, 2013 and $239.6 million at September 30, 2014. During 2014, the company invested $166.7 million of seed capital in new products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

In the fourth quarter, the company returned $18.0 million to shareholders consisting of $14.0 million in repurchases of 88,567 shares of common stock and $4.0 million in common stock dividends paid on November 14, 2014. For the full year, the company returned $61.7 million to shareholders compared with $27.2 million in 2013.

The effective tax rate for the fourth quarter of 2014 was 44.5 percent compared with (5.1) percent in the third quarter of 2014. The fourth quarter rate was impacted by a $2.4 million valuation allowance primarily related to mark-to-market adjustments on the seed capital portfolio. The third quarter rate was impacted by a $15.5 million net benefit related to the resolution of uncertain tax positions. The full-year tax rate was 28.7 percent, compared with 36.7 percent in 2013.

Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	12/31/2014	12/31/2013	Change	9/30/2014	Change
Cash and cash equivalents	$202,847	$271,014	(25)%	$172,709	17%
Seed capital investments (1)	$238,140	$123,583	93%	$239,626	(1)%
Investments - other (2)	$28,526	$3,818	N/M	$28,513	-
Total - cash and investments	$469,513	$398,415	18%	$440,848	7%

Deferred taxes, net	$60,162	$64,500	(7)%	$59,668	1%
Dividends payable	$4,270	$-	N/M	$4,229	1%
Total equity attributable to stockholders	$563,542	$492,930	14%	$560,576	1%

Working capital (3)	$190,382	$241,947	(21)%	$173,725	10%

(1) Represents the company’s investments in sponsored investment products including the company's investment in consolidated sponsored investment products (CSIPs), net of non-controlling interests. For the periods ending December 31, 2014, December 31, 2013, and September 30, 2014, net assets of CSIPs represent $254.9 million, $149.2 million, and $263.4 million, of total assets, $15.4 million, $8.6 million, and $23.8 million of total liabilities, and $23.1 million, $42.2 million, and $22.3 million of redeemable noncontrolling interests, respectively

(2) Investments in mutual funds not for seed capital purposes

(3) Defined as cash and investments plus accounts receivable, net, less seed capital investments, accrued compensation and benefits, accounts payable and accrued liabilities, and dividends payable

N/M - Not Meaningful

Conference Call

Virtus Investment Partners management will host an investor conference call on Thursday, January 29, at 11 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed at 800-884-5695 if calling from within the U.S. or 617-786-2960 if calling from outside the U.S. (Passcode: 91416858). A replay of the call will be available through March 1 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 41704011). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Its affiliated managers include Cliffwater Investments, Duff & Phelps Investment Management, Euclid Advisors, Kayne Anderson Rudnick Investment Management, Kleinwort Benson Investors International, Newfleet Asset Management, Newfound Investments, Rampart Investment Management and Zweig Advisers. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2014	12/31/2013	Change	9/30/2014	Change	12/31/2014	12/31/2013	Change
Revenues
Investment management fees	$75,374	$71,186	6%	$78,960	(5)%	$300,663	$260,557	15%
Distribution and service fees	21,901	21,958	-	23,671	(7)%	91,950	78,965	16%
Administration and transfer agent fees	14,197	12,937	10%	14,804	(4)%	56,016	48,185	16%
Other income and fees	665	417	59%	406	64%	1,969	1,508	31%
Total revenues	112,137	106,498	5%	117,841	(5)%	450,598	389,215	16%

Operating Expenses
Employment expenses	34,053	33,457	2%	35,246	(3)%	139,809	131,768	6%
Distribution and administration expenses	27,526	26,653	3%	29,180	(6)%	123,665	97,786	26%
Other operating expenses	11,579	10,543	10%	11,288	3%	46,531	38,321	21%
Other operating expenses of consolidated sponsored investment products	664	251	165%	1,246	(47)%	3,038	798	281%
Restructuring and severance	-	-	-	294	N/M	294	203	45%
Depreciation and other amortization	723	640	13%	713	1%	2,763	2,422	14%
Amortization expense	927	1,062	(13)%	947	(2)%	3,778	4,413	(14)%
Total operating expenses	75,472	72,606	4%	78,914	(4)%	319,878	275,711	16%

Operating Income	36,665	33,892	8%	38,927	(6)%	130,720	113,504	15%

Other Income (Expense)
Realized and unrealized (loss) gain on investments, net	(798)	463	N/M	(1,039)	23%	914	2,350	(61)%
Realized and unrealized (loss) gain on investments of consolidated sponsored investment products, net	(5,798)	5,975	N/M	(5,330)	(9)%	(4,648)	3,515	N/M
Other income (expense), net	318	(8)	N/M	233	36%	891	74	N/M
Total other (expense) income, net	(6,278)	6,430	N/M	(6,136)	(2)%	(2,843)	5,939	N/M

Interest Income (Expense)
Interest expense	(125)	(148)	16%	(149)	16%	(537)	(782)	31%
Interest and dividend income	653	238	174%	326	100%	1,706	664	157%
Interest and dividend income of investments of consolidated sponsored investment products	2,534	891	184%	2,222	14%	7,268	2,583	181%
Total interest income, net	3,062	981	212%	2,399	28%	8,437	2,465	242%
Income Before Income Taxes	33,449	41,303	(19)%	35,190	(5)%	136,314	121,908	12%
Income tax (benefit) expense	15,038	14,443	4%	(1,805)	N/M	39,349	44,778	(12)%
Net Income	18,411	26,860	(31)%	36,995	(50)%	96,965	77,130	26%
Noncontrolling interests	468	(2,104)	N/M	345	36%	735	(1,940)	N/M
Net Income Attributable to Common Stockholders	$18,879	$24,756	(24)%	$37,340	(49)%	$97,700	$75,190	30%
Earnings Per Share - Basic	$2.09	$2.72	(23)%	$4.10	(49)%	$10.75	$9.18	17%
Earnings Per Share - Diluted	$2.05	$2.65	(23)%	$4.02	(49)%	$10.51	$8.92	18%
Cash Dividends Declared Per Share	$0.45	$-	N/M	$0.45	-	$1.35	$-	N/M
Weighted Average Shares Outstanding - Basic (in thousands)	9,021	9,103	(1)%	9,096	(1)%	9,091	8,188	11%
Weighted Average Shares Outstanding - Diluted (in thousands)	9,203	9,347	(2)%	9,279	(1)%	9,292	8,433	10%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
By product (period end):
Mutual Funds - Long-Term Open-End	$36,292.3	$39,838.8	$39,819.1	$37,347.0	$36,367.7
Mutual Funds - Closed-End	7,581.4	7,568.1	7,530.6	6,690.7	6,499.6
Mutual Funds - Money Market	-	1,231.9	1,311.7	1,378.0	1,556.6
Variable Insurance Funds	1,221.9	1,237.5	1,305.5	1,286.6	1,311.8
Separately Managed Accounts (1)	6,884.8	6,653.0	6,862.4	6,778.4	7,433.1
Institutional Accounts (1)	4,722.0	4,348.3	4,565.0	4,530.5	4,570.8
Total	$56,702.4	$60,877.6	$61,394.3	$58,011.2	$57,739.6

By product (average) (2)
Mutual Funds - Long-Term Open-End	$38,321.1	$40,353.9	$38,367.2	$36,354.5	$35,639.8
Mutual Funds - Closed-End	7,551.8	7,571.4	6,805.1	6,523.4	6,443.8
Mutual Funds - Money Market	176.5	1,310.1	1,317.1	1,436.8	1,591.4
Variable Insurance Funds	1,229.1	1,285.7	1,287.6	1,282.2	1,303.3
Separately Managed Accounts (1)	6,620.4	6,793.5	6,700.0	6,982.8	6,988.5
Institutional Accounts (1)	4,602.6	4,483.6	4,538.4	4,593.8	4,594.0
Total	$58,501.5	$61,798.2	$59,015.4	$57,173.5	$56,560.8

By asset class (period end):
Equity	$34,180.7	$35,573.6	$35,842.5	$33,804.4	$33,610.7
Fixed Income	16,681.6	16,671.0	16,750.2	16,319.6	15,829.4
Alternatives (3)	5,372.4	6,769.5	6,744.8	5,678.3	5,308.3
Other (4)	467.7	1,863.5	2,056.8	2,208.9	2,991.2
Total	$56,702.4	$60,877.6	$61,394.3	$58,011.2	$57,739.6

Assets Under Management - Average Net Management Fees Earned (5)

(In basis points)

		Three Months Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Mutual Funds - Long-Term Open-End	50.6	50.8	51.6	52.1	51.7
Mutual Funds - Closed-End	67.2	67.1	63.6	63.8	63.9
Mutual Funds - Money Market	-	-	0.1	-	0.3
Variable Insurance Funds	48.0	51.7	51.0	53.0	56.6
Separately Managed Accounts (1)	51.7	51.3	52.4	52.2	48.0
Institutional Accounts (1)	35.2	34.8	35.7	36.2	35.8
All Products	51.5	50.6	50.7	50.9	50.0

(1) Includes assets under management related to option strategies

(2) Averages are calculated as follows:

- Mutual Funds and Variable Insurance Funds - average daily or weekly balances

- Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter

- Institutional Accounts - average of month-end balances in quarter

(3) Consists of long/short equity, real estate, master-limited partnerships, and other

(4) Consists of cash management and option strategies; Option strategies were $467.7, $522.8, $607.9, $740.7, and $1,403.6 at December 31, 2014, September 30,2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively; as of December 31, 2014 only reflects options strategies

(5) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2). Average fees earned for Mutual Funds and Variable Insurance Funds are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers. Excludes the impact of consolidated sponsored investment products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Assets Under Management - Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013

Mutual Funds - Long-Term Open-End
Beginning balance	$39,838.8	$39,819.1	$37,347.0	$36,367.7	$34,173.0	$36,367.7	$25,827.1
Inflows	2,841.3	3,034.5	3,148.5	3,641.3	4,061.1	12,665.6	19,097.6
Outflows	(5,028.5)	(2,382.9)	(2,398.0)	(3,388.9)	(3,249.4)	(13,198.3)	(10,991.7)
Net flows	(2,187.2)	651.6	750.5	252.4	811.7	(532.7)	8,105.9
Market performance	(379.3)	(697.9)	1,651.5	651.1	1,277.0	1,225.4	2,124.6
Other (1)	(980.0)	66.0	70.1	75.8	106.0	(768.1)	310.1
Ending balance	$36,292.3	$39,838.8	$39,819.1	$37,347.0	$36,367.7	$36,292.3	$36,367.7

Mutual Funds - Closed-End
Beginning balance	$7,568.1	$7,530.6	$6,690.7	$6,499.6	$6,379.4	$6,499.6	$6,231.6
Inflows	-	30.5	463.3	-	-	493.8	-
Outflows	-	-	-	-	-	-	-
Net flows	-	30.5	463.3	-	-	493.8	-
Market performance	123.2	(98.4)	475.6	298.9	220.9	799.3	728.2
Other (1)	(109.9)	105.4	(99.0)	(107.8)	(100.7)	(211.3)	(460.2)
Ending balance	$7,581.4	$7,568.1	$7,530.6	$6,690.7	$6,499.6	$7,581.4	$6,499.6

Mutual Funds - Money Market
Beginning balance	$1,231.9	$1,311.7	$1,378.0	$1,556.6	$1,610.2	$1,556.6	$1,994.1
Other (1)	(1,231.9)	(79.8)	(66.3)	(178.6)	(53.6)	(1,556.6)	(437.5)
Ending balance	$-	$1,231.9	$1,311.7	$1,378.0	$1,556.6	$-	$1,556.6

Variable Insurance Funds
Beginning balance	$1,237.5	$1,305.5	$1,286.6	$1,311.8	$1,286.8	$1,311.8	$1,295.7
Inflows	14.9	20.7	20.9	11.6	13.5	68.1	48.7
Outflows	(61.7)	(59.3)	(53.3)	(55.5)	(59.3)	(229.8)	(245.4)
Net flows	(46.8)	(38.6)	(32.4)	(43.9)	(45.8)	(161.7)	(196.7)
Market performance	31.2	(29.4)	51.3	18.7	71.8	71.8	213.3
Other (1)	-	-	-	-	(1.0)	-	(0.5)
Ending balance	$1,221.9	$1,237.5	$1,305.5	$1,286.6	$1,311.8	$1,221.9	$1,311.8

Separately Managed Accounts (2)
Beginning balance	$6,653.0	$6,862.4	$6,778.4	$7,433.1	$6,950.7	$7,433.1	$5,829.0
Inflows	263.7	319.2	278.8	471.9	379.7	1,333.6	1,384.0
Outflows	(412.5)	(343.3)	(461.0)	(1,028.0)	(413.2)	(2,244.8)	(1,225.9)
Net flows	(148.8)	(24.1)	(182.2)	(556.1)	(33.5)	(911.2)	158.1
Market performance	397.6	(180.5)	238.5	(100.1)	520.3	355.5	1,481.4
Other (1)	(17.0)	(4.8)	27.7	1.5	(4.4)	7.4	(35.4)
Ending balance	$6,884.8	$6,653.0	$6,862.4	$6,778.4	$7,433.1	$6,884.8	$7,433.1

Institutional Accounts (2)
Beginning balance	$4,348.3	$4,565.0	$4,530.5	$4,570.8	$4,606.9	$4,570.8	$4,359.5
Inflows	309.9	109.4	106.8	124.4	165.4	650.5	796.3
Outflows	(132.1)	(236.5)	(137.9)	(236.5)	(300.5)	(743.0)	(782.1)
Net flows	177.8	(127.1)	(31.1)	(112.1)	(135.1)	(92.5)	14.2
Market performance	216.8	(45.6)	131.1	86.9	122.3	389.2	314.7
Other (1)	(20.9)	(44.0)	(65.5)	(15.1)	(23.3)	(145.5)	(117.6)
Ending balance	$4,722.0	$4,348.3	$4,565.0	$4,530.5	$4,570.8	$4,722.0	$4,570.8

Total
Beginning balance	$60,877.6	$61,394.3	$58,011.2	$57,739.6	$55,007.0	$57,739.6	$45,537.0
Inflows	3,429.8	3,514.3	4,018.3	4,249.2	4,619.7	15,211.6	21,326.6
Outflows	(5,634.8)	(3,022.0)	(3,050.2)	(4,708.9)	(4,022.4)	(16,415.9)	(13,245.1)
Net flows	(2,205.0)	492.3	968.1	(459.7)	597.3	(1,204.3)	8,081.5
Market performance	389.5	(1,051.8)	2,548.0	955.5	2,212.3	2,841.2	4,862.2
Other (1)	(2,359.7)	42.8	(133.0)	(224.2)	(77.0)	(2,674.1)	(741.1)
Ending balance	$56,702.4	$60,877.6	$61,394.3	$58,011.2	$57,739.6	$56,702.4	$57,739.6

(1) Represents open-end and closed-end mutual fund distributions, net of reinvestments, net flows of cash management strategies, net flows and market performance on structured products, and net flows from non-sales related activities such as asset acquisitions/(dispositions), marketable securities investments/(withdrawals), and the impact on assets from the use of leverage

(2) Includes assets under management related to option strategies

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Twelve Months Ended
	Dec 31, 2014	Dec 31, 2013	Sep 30, 2014	Dec 31, 2014	Dec 31, 2013

Revenues, GAAP basis	$112,137	$106,498	$117,841	$450,598	$389,215
Less:
Distribution and administration expenses	27,526	26,653	29,180	114,089	97,786
Consolidated sponsored investment products revenues (1)	(588)	(129)	33	(661)	13

Revenues, as adjusted (2)	$85,199	$79,974	$88,628	$337,170	$291,416

Operating Expenses, GAAP basis	$75,472	$72,606	$78,914	$319,878	$275,711
Less:
Distribution and administration expenses	27,526	26,653	29,180	114,089	97,786
Depreciation and amortization	1,650	1,702	1,660	6,541	6,835
Stock-based compensation (3)	2,758	1,885	2,510	9,592	7,490
Closed-end fund launch costs (4)	-	-	-	10,085	-
Restructuring and severance charges	-	-	294	294	203
System transition costs (5)	360	-	216	1,050	-
Newfleet transition expenses (6)	-	487	-	859	2,172
Consolidated sponsored investment product expenses (1)	664	251	1,246	3,038	798
Operating Expenses, as adjusted (7)	$42,514	$41,628	$43,808	$174,330	$160,427

Operating Income, as adjusted (8)	$42,685	$38,346	$44,820	$162,840	$130,989

Operating margin, GAAP basis	33%	32%	33%	29%	29%
Operating margin, as adjusted (8)	50%	48%	51%	48%	45%

(1) Revenues and expenses related to consolidated sponsored investment products have been excluded to reflect revenues and expenses of the company prior to the consolidation of these products. Revenues represent investment management fees net of fees paid to unaffiliated subadvisors and fund expense reimbursements, distribution and service fees, and administration and transfer agent fees.

(2) Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties.

(3) Stock-based compensation expense includes equity issued under incentive plans and equity granted to Board of Directors

(4) For the twelve months ended December 31, 2014, closed-end fund launch costs comprise structuring fees of $9.6 million payable to underwriters and sales-based compensation of $0.5 million

(5) System transition costs include expenses associated with the transition of middle- and back-office systems to a third-party provider and costs associated with migrating to a single trading system platform

(6) For the three months ended December 31, 2013, Newfleet transition expenses include $0.2 million of stock-based compensation. For the twelve months ended December 31, 2014 and December 31, 2013, Newfleet transition expenses include $0.2 million and $0.5 million, respectively, of stock-based compensation.

(7) Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.

(8) Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

1 Registration statements relating to the Virtus Multi-Strategy Target Return Fund, the Virtus Fundamental Long/Short Fund, the Virtus Essential Resources Fund, and the Newfleet Multi-Sector Unconstrained Bond ETF have been filed with the Securities and Exchange Commission. The funds may not be sold until the registration statement becomes effective. Investors should carefully consider the investment objectives, risks, charges, and expenses of any Virtus Mutual Fund before investing. The prospectus and summary prospectus, when available, will contain this information.

The Virtus Multi-Strategy Target Return Fund will be subject to the risks of credit, derivatives, equity securities, interest rate, leverage, and foreign investing. The Virtus Fundamental Long/Short Fund will be subject to the risks of credit, derivatives, equity securities, high-yield/high risk fixed income securities, interest rate, sector concentration, and short sales. The Virtus Essential Resources Fund will be subject to the risks of equity securities, foreign and emerging markets investing and market volatility. The Newfleet Multi-Sector Unconstrained Bond ETF will be subject to the risks of fixed income investing, including credit, interest rate and prepayment risks, and to the risks of foreign and emerging markets investing, high yield/high risk fixed income securities, loan participation investments, mortgage and asset backed securities, municipal securities, and sector and industry risks. Alternative investments are not suitable for all investors.

2 Investors should carefully consider the investment objectives, risks, charges and expenses of any Virtus Mutual Fund before investing. The prospectus and summary prospectus contains this and other information about the fund. Please contact your financial representative, call 1-800-243-4361 or visit www.virtus.com to obtain a current prospectus and/or summary prospectus. You should read the prospectus and/or summary prospectus carefully before you invest or send money.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member, FINRA, and subsidiary of Virtus Investment Partners, Inc.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2013 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) damage to our reputation; (c) our inability to attract and retain key personnel; (d) the competition we face in our business; (e) adverse regulatory and legal developments; (f) limitations on our deferred tax assets; (g) changes in key distribution or unaffiliated subadvisory relationships; (h) interruptions in service or failure to provide service by third-party service providers; (i) impairment of our goodwill or intangible assets; (j) lack of availability of required and necessary capital on satisfactory terms; (k) liabilities and losses not covered by our insurance policies; and (l) certain other risks and uncertainties described in our 2013 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com